Exhibit 10.9

Credit Facility Agreement No. 23.9.0103.1, dated January 24, 2024 and as amended on March 8, 2024, between Banco Nacional de Desenvolvimento Econômico e Social - BNDES, and Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A.).

The original loan agreement and its amendment are in Portuguese. What follows is an English translation of each document, arranged in the order shown in the Table of Contents below.

Table of Contents

Credit Facility Agreement No. 23.9.0103.1, dated January 24, 2024	2
Amendment No. 1 to Credit Facility Agreement No. 23.9.0103.1, dated March 8, 2024	21

CREDIT FACILITY AGREEMENT NO. 23.9.0103.1, ENTERED INTO BETWEEN THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES AND WILSON, SONS OFFSHORE S/A ("WSO"), AS FOLLOWS:

THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES, as Financial Agent of the Merchant Marine Fund - FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and providing services in this City, at Avenida República do Chile No. 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives; and

WILSON, SONS OFFSHORE S/A, hereinafter CLIENT, a corporation, with headquarters at Rua da Quitanda, No. 86, 5th floor, room 501, Galeria building, Centro, CEP 20091-902, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives; have between themselves, justly and contracted, as contained in the following clauses:

FIRST

NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES grants to the CLIENT, through this Contract, a credit divided into 26 (twenty-six) subcredits, with the following amounts:

I. Subcredit "A1": R$ 2,992,481.00 (two million, nine hundred ninety-two thousand, four hundred eighty-one reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Alcatraz, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

II. Subcredit "A2": R$ 2,411,616.00 (two million, four hundred eleven thousand, six hundred sixteen reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Alcatraz, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

III. Subcredit "B1": R$ 2,843,213.00 (two million, eight hundred forty-three thousand, two hundred thirteen reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Saveiros Atobá, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

IV. Subcredit "B2": R$ 2,112,156.00 (two million, one hundred twelve thousand, one hundred fifty-six reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Saveiros Atobá, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

V. Subcredit "C1": R$ 643,500.00 (six hundred forty-three thousand five hundred reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Batuíra, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

VI. Subcredit "C2": R$ 1,031,751.00 (one million, thirty-one thousand, seven hundred fifty-one reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Batuíra, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

VII. Subcredit "D1": R$ 3,035,988.00 (three million, thirty-five thousand, nine hundred eighty-eight reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Cormoran, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

VIII. Subcredit "D2": R$ 2,912,466.00 (two million, nine hundred twelve thousand, four hundred sixty-six reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Cormoran, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

IX. Subcredit "E1": R$ 918,000.00 (nine hundred eighteen thousand reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Larus, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

X. Subcredit "E2": R$ 2,712,222.00 (two million, seven hundred twelve thousand, two hundred twenty-two reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Larus, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XI. Subcredit "F1": R$ 643,500.00 (six hundred forty-three thousand five hundred reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Saveiros Pelicano, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XII. Subcredit "F2": R$ 1,031,751.00 (one million, thirty-one thousand, seven hundred fifty-one reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Saveiros Pelicano, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XIII. Subcredit "G1": R$ 3,035,988.00 (three million, thirty-five thousand, nine hundred eighty-eight reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Petrel, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XIV. Subcredit "G2": R$ 2,912,466.00 (two million, nine hundred twelve thousand, four hundred sixty-six reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Petrel, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XV. Subcredit "H1": R$ 918,000.00 (nine hundred eighteen thousand reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Pinguim, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XVI. Subcredit "H2": R$ 2,712,222.00 (two million, seven hundred twelve thousand, two hundred twenty-two reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Pinguim, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XVII. Subcredit "I1": R$ 643,500.00 (six hundred forty-three thousand five hundred reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Prion, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XVIII. Subcredit "I2": R$ 1,031,751.00 (one million, thirty-one thousand, seven hundred fifty-one reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Prion, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XIX. Subcredit "J1": R$ 3,035,988.00 (three million, thirty-five thousand, nine hundred eighty-eight reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Skua, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XX. Subcredit "J2": R$ 2,912,466.00 (two million, nine hundred twelve thousand, four hundred sixty-six reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Skua, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XXI. Subcredit "K1": R$ 3,448,970.00 (three million, four hundred forty-eight thousand, nine hundred seventy reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Tagaz, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XXII. Subcredit "K2": R$ 2,642,484.00 (two million, six hundred forty-two thousand, four hundred eighty-four reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Tagaz, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XXIII. Subcredit "L1": R$ 2,606,073.00 (two million, six hundred six thousand, seventy-three reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the vessel Talha-Mar, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XXIV. Subcredit "L2": R$ 4,991,328.00 (four million, nine hundred ninety-one thousand, three hundred twenty-eight reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the vessel Talha-Mar, mentioned in the First Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit);

XXV. Subcredit "M1": R$ 48,424,186.00 (forty-eight million, four hundred twenty-four thousand, one hundred eighty-six reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Second Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit); and

XXVI. Subcredit "M2": R$ 39,815,390.00 (thirty-nine million, eight hundred fifteen thousand, three hundred ninety reais), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Second Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of Credit).

PARAGRAPH ONE

Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1" and "L2" had their priorities established by CDFMM Resolution No. 197, of 09/14/2023, and are intended for the modernization of 12 (twelve) offshore support vessels, named: Alcatraz (Subcredits "A1" and "A2"), Saveiros Atobá (Subcredits "B1" and "B2"), Batuíra (Subcredits "C1" and "C2"), Cormoran (Subcredits "D1" and "D2"), Larus (Subcredits "E1" and "E2"), Saveiros Pelicano (Subcredits "F1" and "F2"), Petrel (Subcredits "G1" and "G2"), Pinguim (Subcredits "H1" and "H2"), Prion (Subcredits "I1" and "I2"), Skua (Subcredits "J1" and "J2"), Tagaz (Subcredits "K1" and "K2") and Talha-mar (Subcredits "L1" and "L2").

PARAGRAPH TWO

Subcredits "M1" and "M2" had their priorities established by CDFMM Resolution No. 197, of 09/14/2023, and are intended for repairs and maintenance of 17 (seventeen) offshore support vessels, for the purpose of class drydocking, named: Alcatraz, Saveiros Atobá, Batuíra, Biguá, Cormoran, Saveiros Fragata, Fulmar, Saveiros Gaivota, Mandrião, Ostreiro, Pardela, Saveiros Pelicano, Prion, Sterna, Tagaz, Talha-mar and Zarapito.

SECOND

AVAILABILITY OF CREDIT

The credit shall be made available to the CLIENT in installments, after fulfilling the release conditions referred to in Clause Ten (Conditions for Release of Financial Support), according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund (FMM) and/or the financial schedule of BNDES, which is subject to the definition of resources for its applications by the National Monetary Council.

PARAGRAPH ONE

At the time of release of the funds for this operation, the debits determined by law and those contractually authorized by the CLIENT shall be made. The remaining total balance of the resources available to the CLIENT shall be immediately transferred to current account No. [*****], which the CLIENT holds at Banco Itaú (No. [*****]), CORP RIO branch (No. [*****]).

PARAGRAPH TWO

The amount of each installment of the credit to be made available to the CLIENT shall not be subject to monetary adjustment or any other kind of readjustment.

PARAGRAPH THREE

The total credit must be used by the CLIENT within up to 12 (twelve) months from the date of signing of this Agreement, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent.

THIRD

INTEREST APPLICABLE TO SUBCREDITS "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" AND "M2"

On the principal of the CLIENT's debt, arising from Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2", interest of 3.00% (three percent) per year shall apply.

SOLE PARAGRAPH

Interest shall be calculated daily on a proportional basis on the outstanding balance of Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2" updated under the terms of Clause Four (Update of the Debt Amount), due on the 15th (fifteenth) of May, July, October, and January, in the period between February 15, 2024 and February 15, 2025, and monthly from March 15, 2025, inclusive, together with the principal amortization installments and upon maturity or settlement of this Agreement, subject to the provisions of Clause Sixteen (Maturity on Holidays).

FOURTH

UPDATE OF THE DEBT AMOUNT

The outstanding balance of the CLIENT arising from Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2", including principal, compensatory and default interest, other expenses, fees and other agreed charges, shall be updated daily by the variation index of the US dollar exchange rate (PTAX), selling rate, disclosed by the Central Bank of Brazil on the previous business day.

SOLE PARAGRAPH

For the purposes of the head provision, on a day when there is no official quotation, the quotation of the immediately preceding day shall be considered.

FIFTH

PROCESSING AND COLLECTION OF THE DEBT

The collection of principal and charges shall be made by means of a collection document issued by BNDES in advance, for the CLIENT to settle those obligations on their due dates.

PARAGRAPH ONE

The non-receipt of the collection document shall not exempt the CLIENT from the obligation to pay the principal installments and charges on the dates established in this Agreement.

PARAGRAPH TWO

BNDES shall make available to the CLIENT the information, data and calculations used as a basis for determining the amounts due.

PARAGRAPH THREE

As the debt arising from Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2" is subject to daily update, under the terms of Clauses Three (Interest Applicable to Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2") and Four (Update of the Debt Amount), the collection document referred to in this Clause shall be issued by BNDES indicating a reference value in US dollars, the exchange rate for which must be obtained on the Official BNDES Portal on the Internet (http://www.bndes.gov.br), in the Contractual Currencies section, and the payment amount, due in local currency, shall be determined by the respective exchange rate valid for the day of effective payment.

SIXTH

AMORTIZATION

The principal of the debt arising from each Subcredit of this Agreement must be paid to BNDES as follows:

I - Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2": in 84 (eighty-four) successive monthly installments, each one in the amount of the outstanding principal of the debt of these Subcredits, updated under the terms of Clause Four (Update of the Debt Amount), divided by the number of amortization installments still due, with the first installment falling due on March 15, 2025 and the last on February 15, 2032, subject to the provisions of Clause Sixteen (Maturity on Holidays);

II - Subcredits "M1" and "M2": in 24 (twenty-four) successive monthly installments, each one in the amount of the outstanding principal of the debt of these Subcredits, updated under the terms of Clause Four (Update of the Debt Amount), divided by the number of amortization installments still due, with the first installment falling due on March 15, 2025 and the last on February 15, 2027, subject to the provisions of Clause Sixteen (Maturity on Holidays).

SOLE PARAGRAPH

The CLIENT undertakes to settle on February 15, 2032, with the last amortization installment, all obligations arising from this Agreement.

SEVENTH

CHANGE TO THE LEGAL CRITERION FOR UPDATE OR REMUNERATION OF RESOURCES ORIGINATING FROM THE MERCHANT MARINE FUND AND/OR ORDINARY RESOURCES (FMM-TREASURY)

In the event that the criterion for updating or remunerating financing operations with resources originating from the Merchant Marine Fund - FMM, carried out by BNDES, as Financial Agent of said Fund and/or with ordinary resources (FMM-Treasury), is replaced, the update provided for in Clause Four (Update of the Debt Amount) or the remuneration provided for in Clause Three (Interest Applicable to Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2") may be carried out using the new criterion established by the competent authority for updating or remunerating said operations. In that case, BNDES shall communicate the change in writing to the CLIENT.

EIGHTH

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT is obliged to:

I - comply, as applicable, until the final settlement of the debt arising from this Contract, with the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of 12.16.1991, by Resolution No. 863, of 3.11.1996, by Resolution No. 878, of 4.9.1996, by Resolution No. 894, of 3.6.1997, by Resolution No. 927, of 4.1.1998, by Resolution No. 976, of 9.24.2001, by Resolution No. 1,571, of 3.4.2008, by Resolution No. 1,832, of 9.15.2009, by Resolution No. 2,078, of 3.15.2011, by Resolution 2,139, of 8.30.2011, by Resolution No. 2,181, of 11.8.2011, by Resolution No. 2,556, of 12.23.2013, by Resolution No. 2,558, of 12.23.2013, by Resolution No. 2,607, of 4.8.2014, by Resolution No. 2,616, of 5.6.2014, by Resolution No. 3,148, of 5.24.2017, by Resolution No. 3,354, of 8.28.2018, by Resolution No. 3,377, of 10.17.2018, and by Resolution No. 3,439, of 12.27.2018, by Resolution No. 3,511, of 8.21.2019, by Resolution No. 3,523, of 9.12.2019, by Resolution No. 3,539, of 10.03.2019, by Resolution No. 3,593, of 02.06.2020, by Resolution No. 3,708, of 11.26.2020, by Resolution No. 3,728, of 1.14.2021, by Resolution No. 3,838, of 12.23.2021, by Resolution No. 3,914, of 7.7.2022, and by Resolution No. 4,026, of 4.27.2023, all of the Board of Directors of BNDES, published in the Official Federal Gazette (Section I), on 12.29.1987, 12.27.1991, 4.8.1996, 9.24.1996, 3.19.1997, 4.15.1998, 10.31.2001, 3.25.2008, 11.6.2009, 4.4.2011, 9.13.2011, 11.17.2011, 1.24.2014, 2.14.2014, 5.6.2014, 9.3.2014, 6.2.2017, 9.17.2018, 11.26.2018, 1.14.2019, 9.4.2019, 10.16.2019, 10.29.2019, 3.4.2020, 1.4.2021, 1.25.2021, 1.10.2022, 7.13.2022 and 6.15.2023, respectively, available on BNDES's official website (www.bndes.gov.br), the content of which the CLIENT declares to know and accept as an integral and inseparable part of this Contract, for all legal purposes and effects;

II - execute and complete the project now financed within up to 18 (eighteen) months from the date of signing of this Agreement, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent;

III - maintain in regular standing its obligations related to the project before the environmental agencies, during the term of this Agreement, subject to the Fourth Paragraph;

IV - notify BNDES of the occurrence of environmental damage that may compromise the project, within up to 5 (five) business days from the date of its knowledge, indicating the measures and actions underway or already taken by the CLIENT to correct and/or remedy such damage and providing any documents produced/issued related to said event;

V - notify BNDES, within up to 30 (thirty) calendar days from the date it becomes aware, that it or any of its administrators / directors; its direct or indirect parent companies; its direct or indirect subsidiaries; its employees, attorneys or representatives; as well as suppliers of product or service essential for the execution of the project/operation are involved in an action, proceeding and/or process, judicial or administrative, considered relevant under the terms of the Second Paragraph conducted by a national or foreign administrative or judicial authority, provided they are not under confidentiality or court secrecy;

VI - present its financial statements, for the previous fiscal year, audited by an independent external auditor duly registered with the Securities and Exchange Commission of Brazil (CVM), by April 30 of each year;

VII - without prior authorization from BNDES, not grant preference to other credits, not amortize shares, not issue debentures and founders' shares nor assume new debts, except:

a) loans to meet the ordinary management business of the CLIENT or for the purpose of mere replenishment or replacement of material; and

b) discounts of commercial papers held by the CLIENT, resulting from sales or the provision of services;

VIII - without prior authorization from BNDES, not to alienate or encumber assets from its non-current assets, except in the case of:

a) unserviceable or obsolete assets;

b) assets that are replaced by new ones with an identical purpose;

c) the provision of security by way of a statutory requirement, to secure the claim in the event of legal proceedings and/or administrative proceedings in which the CLIENT is the defendant; and/or

d) fiduciary ownership constituted as collateral for financing for the acquisition of equipment from the suppliers themselves or their respective financiers;

IX - without prior authorization from BNDES, not carry out a spin-off, merger or consolidation, or any other form of corporate reorganization involving the CLIENT, that implies a change in its control, direct or indirect;

X - communicate to BNDES, on the date of the event, the name and CPF/MF of any person who, holding a paid position or being among its owners, controllers or directors, has been certified or sworn in as a Federal Deputy or Senator;

XI - not to use the funds under this Contract, in fulfillment of the purpose described in Clause One (Nature, Value and Purpose of the Contract), for any of the following activities:

a) carried out in any country or territory that is subject to economic or financial sanctions, embargoes, or restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State, or any authority exercising jurisdiction over the CLIENT; or

b) that in any other way results in a violation by any person (including BNDES) of the sanctions referred to in this item;

XII - return the funds whose application the CLIENT fails to justifiably prove, in terms satisfactory to BNDES, within a period to be established in the written notification sent by BNDES, mentioned in the Third Paragraph of Clause Twenty (Notification), adjusted under the terms of Clause Four (Update of the Debt Amount) and at the interest rate provided for in Clause Three (Interest Applicable to Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2"), from the date of release of funds to the CLIENT until the date of their effective return, subject to the provisions of article 37 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS";

XIII - open and maintain, during the period of execution of the projects referred to in the paragraphs of Clause One (Nature, Value and Purpose of the Contract), a specific current account for the deposit of all resources of the CLIENT and BNDES intended for said project;

XIV - maintain in the current account referred to in item XIII above the unused balance in the project of each deposit made by the CLIENT, as well as of each release made by BNDES; and

XV - present the Class Certificates of the vessels subject to the project referred to in the paragraphs of Clause One (Nature, Value and Purpose of the Contract), within up to 180 days counted from the end of the execution period or from the signing of the financing agreement, whichever is greater.

PARAGRAPH ONE

For the purposes of the special obligation dealt with in item V of this Clause, the CLIENT is considered to be aware:

I - the receipt of a citation, summons or notification, judicial or extrajudicial, made by judicial or administrative authority, national or foreign;

II - the communication of the fact by the CLIENT to the competent authority; and

III - the adoption of a judicial or extrajudicial measure by the CLIENT against the infringer.

PARAGRAPH TWO

For the purposes of the special obligation dealt with in item V of this Clause, the following are considered relevant:

I - all administrative disciplinary proceedings, public civil actions (including those relating to administrative misconduct), class actions or collective actions, and civil or criminal proceedings relating to the offences listed below, where these are classified as likely or potentially resulting in a loss:

a) against the public administration, national or foreign, against the economic or tax order, the financial system, the capital market or, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

b) that imply harassment, discrimination or prejudice based on personal attributes (such as ethnicity, race, color, socioeconomic condition, family situation, nationality, age, sex, sexual orientation, gender identity, religion, belief, disability, genetic or health condition and ideological or political positioning), irregular, illegal or criminal child labor or practice related to work in conditions analogous to slavery, human trafficking, sexual exploitation or criminal profiting from prostitution, moral or sexual harassment or crimes against the environment;

II - all administrative sanctioning proceedings, public civil actions (including administrative improbity), public or collective actions, civil or criminal actions that pose a risk to the CLIENT's reputation, regardless of the subject matter or the classification of probability of loss;

III - the procedures or processes against employees, agents or representatives of the CLIENT, for which it may be held liable or that pose a risk to its reputation;

IV - procedures or processes relating to suppliers of goods or services essential for the execution of the project that pose a risk to the CLIENT's reputation and/or the execution of the project.

PARAGRAPH THREE

In the cases provided for in the Second Paragraph of this Clause, the CLIENT must, when requested by BNDES and whenever available, provide copies of any decisions rendered and any judicial or extrajudicial agreements entered into within the scope of said procedures, as well as detailed information on the measures taken in response to such procedures.

PARAGRAPH FOUR

Failure to comply with item III of this Clause is considered to have occurred in the following cases:

I - when the declaration presented to BNDES, under the terms of item III, sub-items "a", "b" and "d" of Clause Twenty-First (Client's Declarations) cease to be true, consistent, correct or sufficient, as provided in Paragraph One of Clause Twenty-First (Client's Declarations);

II - when the declaration referred to in item I above is requested and is not presented to BNDES within the period provided in Paragraph Two of Clause Twenty-First (Client's Declarations);

III - non-existence or loss of validity and/or effectiveness of any of the environmental licenses, duly issued by the competent environmental agency, necessary for the implementation and/or operation of the project, according to the project stage; or

IV - existence of an administrative or judicial decision that (i) results in the suspension, invalidity or extinction of the environmental licensing of the project or (ii) determines the environmental irregularity of the project, provided that, in both hypotheses, the effects of the decision are not suspended.

PARAGRAPH FIVE

For the purposes of the special obligation dealt with in item III of this Clause, the CLIENT's knowledge is considered to be:

I - the receipt of a citation, summons or notification, judicial or extrajudicial, made by judicial or administrative authority;

II - the communication of the fact by the CLIENT to the competent authority; and

III - the adoption of a measure by the CLIENT to correct and/or remedy the damage.

NINTH

LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, the eventual successors of the CLIENT shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH

The provision in the head provision of this Clause shall not apply if there is prior consent from BNDES to the removal of joint liability in a partial spin-off.

TENTH

CONDITIONS FOR RELEASE OF FINANCIAL SUPPORT

The release of the financial support, in addition to compliance, where applicable, with the conditions set forth in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned above, and those established in the "MONITORING RULES AND INSTRUCTIONS", referred to in article 2 of the same "PROVISIONS", is subject to meeting the following:

I - To release each installment of the credit:

a) presentation to BNDES of Surety Bond(s) issued by financial institution(s) domiciled in Brazil approved by BNDES, in accordance with and under the terms of Clause Eleven (Personal Guarantee) of this Agreement, by which the guarantor(s) shall be liable for a portion of the debt in an amount previously defined by BNDES, based on the amount of the credit to be released;

b) non-existence of any fact that, in BNDES's judgment, substantially alters the CLIENT's economic-financial situation or that may compromise the execution of the project now financed, in a way that alters it or prevents its completion, under the terms provided in the project approved by BNDES;

c) the CLIENT being up to date with all obligations towards the Merchant Marine Fund - FMM and the BNDES System;

d) presentation, by the CLIENT, of a Negative Certificate of Debts related to Federal Taxes and Active Debt of the Union (CND) or a Positive Certificate with Negative Effects of Debts related to Federal Taxes and Active Debt of the Union (CPEND), issued jointly by the Federal Revenue Secretariat of Brazil (RFB) and the Attorney General's Office of the National Treasury (PGFN), via the INTERNET, to be obtained at www.receita.fazenda.gov.br or www.pgfn.fazenda.gov.br and verified by BNDES on the same;

e) presentation, by the CLIENT, of an FGTS Regularity Certificate, issued by Caixa Econômica Federal;

f) proof of the project's regularity before the environmental agencies, or when such proof has already been presented and is in effect, a declaration from the CLIENT on the continued validity of such document;

g) presentation of a declaration, signed by the CLIENT's legal representative(s), reiterating, subject to the provisions of letter "a" of item I and item V, the declarations made in Clause Twenty-First (Client's Declarations); and

h) in the event of a change in the national shipyard where the project will be carried out, (i) prove the regularity of this change with the FMM, in accordance with applicable legislation, and (ii) present the Operating Environmental License, officially published by the competent environmental agency, of the new shipyard where the project will be executed.

PARAGRAPH ONE

After the usage period provided for in the Credit Availability Clause has elapsed, without any release of funds, including due to non-compliance with condition(s) provided for in this Clause, BNDES may, at its discretion, terminate this Agreement, upon communication to the CLIENT, independently of any other formality or registration, with the consequent extinction of all rights and obligations arising therefrom, as well as the release of any guarantees that may have been established, and it shall be incumbent upon the CLIENT to promote the cancellation of the registrations related to this Agreement with the competent registry offices.

PARAGRAPH TWO

For Subcredits "M1" and "M2", the amount to be disbursed for each vessel must respect the maximum financing amount for each of the vessels, according to the following values table:

Vessel	Maximum Financing Amount (R$)
Alcatraz	13,072,580.00
Saveiros Atobá	867,346.00
Batuíra	2,351,113.00
Biguá	7,882,263.00
Cormoran	2,771,475.00
Saveiros Fragata	4,227,084.00
Fulmar	5,004,938.00
Saveiros Gaivota	4,633,332.00
Mandrião	1,472,402.00
Ostreiro	6,313,735.00
Pardela	1,472,402.00
Saveiros Pelicano	867,346.00
Prion	8,795,879.00
Sterna	2,351,113.00
Tagaz	6,996,800.00
Talha-Mar	3,453,434.00
Zarapito	15,706,334.00
Total	88,239,576.00

ELEVENTH

PERSONAL GUARANTEE

The personal guarantee of this Agreement shall be a surety to be formalized by means of a Surety Bond, according to the model provided by BNDES, to be provided by a financial institution that, in BNDES's judgment, is in an economic-financial situation that gives it a degree of notorious solvency, and the guarantor shall be obliged as a joint debtor and principal payer of the obligations arising from this Agreement, until its final settlement, with express waiver of the benefits of articles 366, 827 and 838 of the Civil Code, it being established that any change in the term or amount of the surety always depends on the prior consent of the guarantor.

SOLE PARAGRAPH

The Surety Bond(s) referred to in the head provision of this Clause shall be valid for a minimum term of 24 (twenty-four) months, and must be mandatorily replaced by the 60th (sixtieth) day prior to the final term of its validity period, under penalty of early maturity hereof. The last surety bond(s) to be issued must cover the remaining amortization period of the debt under this Contract, plus 6 (six) months.

TWELFTH

DEFAULT

In the event of default on the obligations assumed by the CLIENT, the provisions of arts. 40 to 47-A of the "PROVISIONS APLICABLE TO BNDES CONTRACTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I, shall be observed.

THIRTEENTH

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, observing the provisions of art. 18 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned in Clause Eight (Special Obligations of the CLIENT), item I.

PARAGRAPH ONE

In the event of early settlement, partial or total, of the debt, on its own initiative or responsibility, the CLIENT is obliged to pay, on the settlement date, the principal amount plus accrued and unpaid interest or the amount equivalent to the present value of the future payments provided for in this Agreement until its regular maturity, whichever is greater.

PARAGRAPH TWO

The present value referred to in the preceding paragraph shall be calculated by discounting the amount of future interest and amortization payments provided for in this Agreement by the sum of items (i) and (ii) below:

(i) the forward interest rate curve for the market index applicable to the contract subject to settlement, obtained from the platform of the Brazilian Association of Financial and Capital Market Entities (ANBIMA) or another similar provider; and

(ii) 1.35% (one and thirty-five hundredths percent) per year.

PARAGRAPH THREE

The methodology dealt with in the First Paragraph does not apply to operations in principal grace period, for which BNDES may arbitrate non-receipt and alternative costs.

FOURTEENTH

EARLY MATURITY

BNDES may declare this Agreement early maturity, with the debt becoming due and any disbursements immediately suspended, if, in addition to the cases provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I, the following are proven by BNDES:

a) the existence of a final and unappealable conviction due to the practice of acts by the CLIENT that involve irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery or crime against the environment;

b) the falsity of the declarations presented in Clause Twenty-First (Declarations of the CLIENT);

c) the filing for judicial reorganization, extrajudicial reorganization, self-bankruptcy, as well as the declaration of bankruptcy or liquidation of the CLIENT;

d) non-compliance with the obligations relating to the guarantees, assumed in this Agreement or in a specific instrument;

e) the practice by the CLIENT of (i) the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Agreement, as well as (ii) harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market or the public administration, national or foreign, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation; and

f) the inclusion in the shareholders' agreement, bylaws or articles of incorporation of the CLIENT, or of the companies that control it, of a provision that results in restrictions or prejudice to the ability to pay the financial obligations arising from this operation.

PARAGRAPH ONE

This Agreement shall become early maturity, with the debt becoming due and any disbursements immediately suspended, in the event that the resources granted under this Agreement are applied for a purpose other than that provided for in Clause One (Nature, Value and Purpose of the Agreement). BNDES shall communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law No. 7,492, of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also become early maturity, with the debt becoming due and immediate sustation of any disbursement, on the date of certification as a Federal Deputy or Senator, of any person who holds a paid position in the CLIENT, or is among its owners, controllers or directors, who fall under the prohibitions provided for by the Federal Constitution, article 54, items I and II. There shall be no default charges, provided that the payment occurs within 5 (five) business days from the date of certification, failing which the charges provided for in the cases of early maturity due to default shall apply.

PARAGRAPH THREE

The declaration of early maturity based on the stipulation in letter "a" shall not occur if the imposed remedy is carried out or while the penalty imposed on the CLIENT is being served, subject to due legal process.

FIFTEENTH

AUTHORIZATION TO PROVIDE INFORMATION

The CLIENT authorizes BNDES, irrevocably and irreversibly, to provide the Merchant Marine Fund with information regarding the execution of the project and the obligations arising from this Agreement, including, among others, the occurrence of default.

SIXTEENTH

MATURITY ON HOLIDAYS

Any maturity of principal amortization installment and charges that falls on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, will, for all purposes and effects of this Contract, be shifted to the next business day, with charges calculated up to that date, and starting also from that date, the next regular period for calculating and determining the charges of this Contract.

SOLE PARAGRAPH

For the purposes of the head provision of this Clause, unless expressly stated otherwise, the holidays of the place where the CLIENT's headquarters are located, whose address is indicated in this Agreement, shall be considered.

SEVENTEENTH

FEES AND CHARGES

The CLIENT declares that it is aware that it shall pay BNDES Fees and Charges for requesting services or other activities, subject to the incidence cases and values disclosed by BNDES on the website www.bndes.gov.br.

EIGHTEENTH

FORUM

The Fora of Rio de Janeiro and BNDES's headquarters are elected to resolve disputes arising from this Agreement that cannot be settled out of court.

NINETEENTH

ENVIRONMENTAL LIABILITY

The CLIENT undertakes, regardless of fault, to reimburse BNDES for any amount that it is compelled to pay due to environmental damage arising from the project referred to in Clause One (Nature, Value and Purpose of the Agreement), as well as to indemnify BNDES for any loss or damage that it may suffer as a result of said environmental damage.

TWENTIETH

NOTICES

BNDES, in the event it detects the occurrence of an event that may characterize the non-compliance with an obligation established in this Agreement, for which there is no fixed deadline for compliance, shall notify the CLIENT in writing, granting it a period of up to 60 (sixty) days from the date of receipt of the notification to present proof of correction and/or justification regarding said event.

PARAGRAPH ONE

BNDES may, at its discretion, without prejudice to other measures and penalties provided for in this Agreement and in the "PROVISIONS APPLICABLE TO BNDES CONTRACTS":

I. accept the proof of correction and/or justification presented, and shall notify the CLIENT in writing;

II. suspend the release of financial support;

III. demand the return of the resources, notifying the CLIENT accordingly; and/or

IV. declare the early maturity of the Agreement, under the terms of Clause Fourteen (Early Maturity), and, also, if the purpose provided for in Clause One (Nature, Value and Purpose of the Agreement) has been compromised, apply the provisions of the First Paragraph of Clause Fourteen (Early Maturity).

PARAGRAPH TWO

At BNDES's discretion, the measure dealt with in item II of the First Paragraph of this Clause may be determined prior to notifying the CLIENT.

PARAGRAPH THREE

In the case provided for in item III of the First Paragraph of this Clause, the written notification to be sent by BNDES shall contain the amount to be returned, the return period and the information necessary for payment of the amount to be returned.

TWENTY-FIRST

DECLARATIONS OF THE CLIENT

The CLIENT, hereby, declares and warrants to BNDES that:

I - With regard to the authority to enter into contracts:

a) it has full power, authority and capacity to enter into this Contract and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution;

b) there is no Federal Deputy, nor a certified or sworn Senator, holding a remunerated position or among its owners, controllers, or directors, thus not constituting the prohibitions set forth in the Federal Constitution, art. 54, items I and II;

II - Regarding fair practices:

a) they comply with anti-corruption laws, regulations and policies, as well as determinations and rules issued by any body or entity, national or foreign, to which they are subject by legal or contractual obligation, aimed at curbing or preventing corrupt practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market, the public administration, national or foreign, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

b) they have no knowledge that suppliers of a product or service essential for the execution of the project/operation have practiced any act related to it that violates any of the rules mentioned in letter "a" of this item;

c) neither the CLIENT, nor its direct or indirect subsidiaries, nor any of their respective directors or administrators, employees, attorneys and representatives are Sanctioned Persons;

d) neither the CLIENT, nor its direct or indirect subsidiaries, are constituted, domiciled or located in a Sanctioned Country;

e) neither the CLIENT, nor its direct or indirect subsidiaries, are party or intend to be party to any negotiations or transactions with any Sanctioned Person or related to any activity or transaction blocked in a Sanctioned Country;

f) it has no knowledge of any facts that have not been expressly declared and that, if known, could adversely affect the decision to grant the financing;

g) they do not offer, promise, give, authorize, request or accept, nor will they offer, promise, give, authorize, request or accept, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Contract, just as they do not practice and will not practice harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market, the public administration, national or foreign, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

h) it does not practice acts that involve discrimination based on race or gender, irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slave labor, or that constitute moral or sexual harassment, or that involve crimes against the environment and will not practice said acts during the term of this Agreement;

i) it takes and will take, during the term of this Agreement, all measures within its power to prevent its administrators/directors or those of its subsidiaries; its employees, attorneys or representatives; as well as suppliers of a product or service essential for the execution of the project/operation, from practicing the acts described in letters 'g' and 'h' above;

III - Regarding socio-environmental aspects:

a) they comply with the provisions of the legislation relating to the National Environmental Policy and adopt measures and actions aimed at avoiding or correcting damage or violations to the environment, safety and occupational medicine that may be caused in connection with the project referred to in Clause One (Nature, Value and Purpose of the Contract);

b) is in good standing with the environmental authorities, and all licenses, authorizations, concessions and similar documents currently required for the project referred to in Clause One (Nature, Value and Purpose of the Contract) and submitted to BNDES remain valid;

c) shall comply with the legislation applicable to persons with disabilities in the implementation of the project referred to in Clause One (Nature, Value and Purpose of the Contract), in particular the requirements set out in Law No. 13,146 of 6 July 2015 (Statute of Persons with Disabilities);

d) takes note of the following international agreements ratified by Brazil: I) Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin Weapons and on their Destruction, promulgated by Decree No. 77,374, of 04/01/1976; II) Vienna Convention for the Protection of the Ozone Layer and the Montreal Protocol on Substances that Deplete the Ozone Layer, promulgated by Decree No. 99,280, of 06.06.1990; III) Basel Convention on the Control of Transboundary Movements of Hazardous Wastes and their Disposal, promulgated by Decree No. 875, of 07.19.1993; IV) Treaty on the Non-Proliferation of Nuclear Weapons, promulgated by Decree No. 2,864, of 12.07.1998; V) Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on their Destruction, promulgated by Decree No. 2,977, of 03.01.1999; VI) Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on Their Destruction, promulgated by Decree No. 3,128, of 08.05.1999; VII) Convention on International Trade in Endangered Species of Wild Fauna and Flora - CITES, under the terms of Decree No. 3,607, of 09.21.2000; VIII) Stockholm Convention on Persistent Organic Pollutants; and IX) Minamata Convention on Mercury, promulgated by Decree No. 9,470, of 08.14.2018;

e) is not aware of any fact or event, including the issuance of an administrative or judicial decision, that would compromise the environmental compliance of the funded project;

f) the project referred to in Clause One (Nature, Value and Purpose of the Contract) does not provide for a reduction in the CLIENT's permanent workforce;

IV - Regarding tax aspects:

a) it is regular with tax obligations, including social security, labor and pension contributions;

V - Regarding other legal impediments to contract:

a) there is no default, on the date of formalization of this Contract, with the Union, its bodies and entities of the direct and indirect Administrations, except for issues whose treatment has been specified, this declaration not covering obligations whose proof of fulfillment must be made through a certificate, due to current legislation;

b) there are no lawsuits, on the date of formalization of this Contract, against itself and its directors Arnaldo Calbucci Filho, [*****], enrolled in CPF under No. [*****] - Director without specific designation and Luís Gustavo Bueno Machado, [*****], enrolled in CPF under No. [*****] - Executive Director, a final administrative sanctioning decision, issued by a competent authority or body, due to the practice of acts that imply racial or gender discrimination, irregular, illegal or criminal exploitation of child labor or practice related to work in conditions analogous to slavery, and/or a final and unappealable condemnatory sentence, rendered as a result of said acts, or even, others that characterize moral or sexual harassment, or that imply a crime against the environment; and

c) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

PARAGRAPH ONE

The CLIENT shall communicate to BNDES any material change in fact that causes the declarations made in this Clause to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Agreement. Upon this communication, the CLIENT undertakes to provide BNDES, when requested and within the deadline set by it, with the information and documents necessary for understanding the factual situation and the measures adopted by the CLIENT. Should BNDES not receive any communication from the CLIENT to this effect, the declarations made by the CLIENT as per the head provision shall be considered valid and reiterated throughout the term of this Agreement.

PARAGRAPH TWO

The CLIENT must, whenever requesting the release of an installment of the credit or whenever requested by BNDES, within up to 30 (thirty) days from the date of receipt of the notification, expressly reiterate the declarations made in this Clause, subject to the provisions of letter "a" of item I and item V, observing the First Paragraph.

PARAGRAPH THREE

The CLIENT undertakes to maintain, during the term of this Agreement, conduct compatible with the declarations made in the head provision and in the form of the First and Second Paragraphs of this Clause, being aware that if such declarations are not or cease to be true, consistent, correct or sufficient, the applicable legal sanctions, civil and criminal, may be applied, in addition to the early maturity of the Agreement.

PARAGRAPH FOUR

For the purposes of the provision in letter 'i' of item II of the head provision of this Clause, measures intended to prevent corrupt practices include, among others, the implementation, maintenance and/or improvement of practices and/or internal control systems, including codes of conduct, integrity policies and procedures, aimed at ensuring strict compliance with national or foreign legislation applicable to the CLIENT and/or its subsidiaries.

PARAGRAPH FIVE

For the purposes of item II of the caput of this Clause, the following definitions are adopted:

I - Sanctioned Country: any country or territory that is, or whose government is subject to Sanctions;

II - Sanctioned Person: any individual or legal entity, authority or governmental body with which transactions are restricted or prohibited by Sanctions;

III - Sanctions: economic or financial sanctions, embargoes and restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or an authority that exercises jurisdiction over the CLIENT, its subsidiaries, or any of their respective directors or administrators, employees, attorneys and representatives, due to their domicile or commercial activities.

TWENTY-SECOND

PUBLICITY

The CLIENT authorizes the external disclosure of the full content of this Agreement by BNDES, regardless of its public registration with a notary office.

TWENTY-THIRD

TRANSFER OF CONFIDENTIALITY

The CLIENT declares that it is aware that BNDES will provide to the Federal Court of Accounts (TCU), the Federal Public Prosecutor's Office (MPF), the Office of the Comptroller General (CGU) and, when the financing resources originate from the Worker's Assistance Fund - FAT, also to the Deliberative Council of the Worker's Assistance Fund (CODEFAT) and the Ministry to which it is linked, or another public body that succeeds it, the information requested by them, with the transfer of the duty of confidentiality.

TWENTY-FOURTH

ACCESS AND PROTECTION OF PERSONAL DATA

The PARTIES, in compliance with the provisions of Law No. 13,709/2018 (General Data Protection Law - LGPD), current legislation on the protection of personal data and any determinations of regulatory bodies/entities, undertake to protect the rights related to the processing of personal data, and must, for this purpose, adopt good governance measures in the technical, including security, legal and administrative aspects, observing mainly the following:

I - personal data processed as a result of this contract must be accurate and up to date. The processing must observe the parameters provided for in the legislation, especially the LGPD, and must comply with the purposes expressed in this CONTRACT, except for this last requirement in cases where the PARTIES are considered independent controllers;

II - Each of the PARTIES shall be an independent controller for the purposes of this CONTRACT and shall be responsible for individually establishing the appropriate legal bases and guidelines for processing operations in relation to the following personal data: (i) which they collect directly from the data subjects concerned, provided that such processing is carried out on the basis of their own decisions; (ii) derived from their own databases; and (iii) relating to their staff, employees and/or agents involved in the proper performance of this CONTRACT;

III - personal data received from the other PARTY under this Agreement must be deleted at the end of its processing, except when the Law allows the retention of such data after this event.

PARAGRAPH ONE

The PARTIES authorize the disclosure of the personal data expressly contained in this Agreement, such as name, CPF, position of the legal representatives who signed this instrument and those mentioned as responsible for receiving any notifications, for the purpose of advertising credit operations on their institutional website, undertaking to inform about the use of this personal data, when applicable, to its respective data subjects, and also undertake to obtain consent, when necessary, as provided for in the LGPD.

PARAGRAPH TWO

The Security Incident, as well as unauthorized improper access and the leakage or loss of personal data, shall be the sole responsibility of the PARTY that causes it, and there shall be no joint or several liability if the other PARTY has not processed the personal data subject to the incident and has not violated personal data protection legislation.

TWENTY-FIFTH

REGARDING THE PROCESSING OF PERSONAL DATA BY BNDES

BNDES, whenever it is characterized as a controller of personal data, in accordance with the BNDES System Corporate Policy for Personal Data Protection (PCPD) and the BNDES System Corporate Information Security Policy (PCSI), may only process the shared personal data based on the hypotheses provided for in the LGPD (legal basis), following the principles set out in that legislation, especially those of adequacy, security, prevention and minimization.

PARAGRAPH ONE

The processing of personal data, including of administrators, partners, individual guarantors, may occur in the cases evidenced in the Terms of Use and Privacy Notice of the Client Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente.

Among the foreseen purposes, we highlight the following:

a) execution of contractual obligations (e.g., data of company employees to enable notifications, contact details of legal representatives, administrators or commercial contacts to enable sending of billing and release of financial resources);

b) for the compliance with a legal or regulatory obligation (e.g., data of partners, administrators and guarantors to carry out the necessary due diligence to comply with rules related to the prevention of money laundering, financing of terrorism and proliferation of weapons of mass destruction);

c) for the protection of the credit granted (e.g., data of partners and guarantors to carry out consultations and sharing with institutions that provide services related to credit analysis, including the Credit Information System - SCR); and

d) for improving and optimizing the CLIENT experience (e.g., contact details of company employees for sending offers of products similar to the one contracted).

PARAGRAPH TWO

The personal data processed, including those related to financing/loan operations or other forms of financial support, may be shared with the persons listed in the Terms of Use and Privacy Notice of the CLIENT Portal, available at the following link:https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente, of which we highlight the following:

a) international organizations from which BNDES raises resources, such as the Inter-American Development Bank (IDB) and the World Bank, for the purpose of demonstrating the correct application of resources, observing the provisions of the LGPD on the matter;

b) with entities and supervisory bodies, such as the Central Bank of Brazil, the Federal Court of Accounts, the Office of the Comptroller General, the Federal Public Prosecutor's Office and the Federal Police, whenever requested by these entities; and

c) with entities and bodies that are part of the Direct and Indirect Public Administration (such as Ministries, autarchies and public companies), for the purpose of accountability and execution/formulation of public policies, for compliance with other legal or regulatory obligations or, also, in accordance with the other legal bases provided for in the LGPD.

PARAGRAPH THREE

The holders of processed personal data may clarify doubts related to personal data protection legislation by sending an email to the following email box: [*****], and exercise the rights mentioned below through the Fala.BR Channel - Integrated Ombudsman and Access to Information Platform, available at https://www.bndes.gov.br/wps/portal/site/home/quem-somos/canais-atendimento/ouvidoria/ouvidoria-envie-sua-mensagem, as informed in the Terms of Use and Privacy Notice:

a) access to data;

b) confirmation of the existence of processing;

c) correction of incomplete, incorrect, or outdated data;

d) revocation of consent, with the processing carried out under the previously given consent being ratified;

e) to be informed about the public and private entities with which BNDES has performed any shared use of data; and

f) request for anonymization, blocking or deletion of unnecessary, excessive data or data processed in non-compliance with the provisions of the General Personal Data Protection Law (LGPD).

TWENTY-SIXTH

COMMUNICATIONS

All communication arising from this Agreement shall be made in writing and sent by messenger, letter or electronic mail (e-mail) to the following addresses or to any other that BNDES or the CLIENT may communicate:

BNDES:

Av. República do Chile, No. 100, Centro

Rio de Janeiro - RJ

CEP 20.031-917

Tel.: [*****]

E-mail: [*****]

At: Head of the Gas, Oil, Navigation and Decarbonization Department - AEC/DEGAP

CLIENT:

WILSON, SONS OFFSHORE S.A. (WSO).

Rua da Quitanda, 86/5th floor - Room 501

Centro

Rio de Janeiro - RJ

CEP 20091-902

Tel.: [*****]

E-mail: [*****]

At: [*****]

SOLE PARAGRAPH

Any communication under the terms of this Agreement shall be valid and considered delivered on the date of receipt, as proven by a signed protocol by the party to which it is delivered; in the case of transmission by mail, by the return receipt; or, in the case of transmission by electronic mail (e-mail), on the date the correspondence is sent, if sent by the close of business of the recipient and, if after that time, on the next business day.

The CLIENT presented the Negative Certificate of Debts related to Federal Taxes and Active Debt of the Union - CND No. 2023.1.3772305-9 issued on November 13, 2023 by the Federal Revenue Secretariat of Brazil and the Attorney General's Office of the National Treasury.

BNDES is represented in this act by the Superintendent of the Energy Transition and Climate Area (or any of its substitutes among the Department Heads of said Area listed in the power of attorney), together with any Department Head of the Energy Transition and Climate Area, under the terms of the power of attorney executed as a public instrument on April 04, 2023, at the 22nd Notary Office of Rio de Janeiro, on pages 076-08 of Book 1002.

The parties sign using a digital certificate issued under the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure No. 2,200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10,543/2020, and consider, for all purposes, the date set at the end of this Instrument as the date of legal formalization of this Agreement.

And, being thus justly and contractually bound, they sign this instrument, together with the witnesses below, who also sign using a digital certificate issued under the ICP-Brasil standard and/or on the gov.br platform with silver or gold identity.

Rio de Janeiro, January 24, 2024.

By BNDES:

/s/ Alexandre Siciliano Esposito

ALEXANDRE SICILIANO ESPOSITO

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES

By the CLIENT:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

WILSON, SONS OFFSHORE S.A. (WSO).

WITNESSES:

(signature)

[*****]

(signature)

[*****]

AMENDMENT NO. 01 TO THE CREDIT FACILITY AGREEMENT No. 23.9.0103.1, DATED JANUARY 24, 2024, ENTERED INTO BY AND BETWEEN TBANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND WILSON, SONS OFFSHORE S.A., AS BELOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, herein referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile no. 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives;

and WILSON, SONS OFFSHORE S/A, hereinafter referred to as the CLIENT, a corporation headquartered at Rua da Quintada, nº 86, 5º andar, sala 501, edifício Galeria, Centro, CEP 20091-902 -, enrolled with the CNPJ under No. 08.376.900/0001-40, represented by its undersigned representatives;

hereby agree to amend the Credit Facility Agreement No. 23.9.0103.1, hereinafter referred to simply as the AGREEMENT, entered into between BNDES and the CLIENT on January 24, 2024, and registered under No. 1023824 on February 5, 2024, at the 5th Registry of Deeds and Documents of the Judicial District of Rio de Janeiro/RJ, of which this instrument becomes an integral part, for all purposes and effects of Law, by means of the following clauses:

ONE

AMENDMENT PURPOSE

In view of the agreement herein signed, BNDES and the CLIENT agree to rectify a material error verified in the designation of the months of quarterly interest liability during the grace period, contained in the original wording of the Sole Paragraph of Clause Three of the AGREEMENT (Interest on Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1 ", "E2", "F1", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2").

SOLE PARAGRAPH

As a result, the aforementioned Sole Paragraph of Clause Three of the AGREEMENT shall become effective with the following wording:

"THREE

INTEREST ON SUBCREDITS "A1", "A2", "B1", "C1", "C2", "D1", "D2", "E1", "E2", "F1" "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2"

(...)

SOLE PARAGRAPH

Interest will be calculated day by day by the proportional system on the debit balance of Subcredits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "E2", "F2", "G1", "G2", "H1", "H2", "I1", "I2", "J1", "J2", "K1", "K2", "L1", "L2", "M1" and "M2" updated under the terms of Clause Four (Debt Value Update), due on the 15th (fifteenth) day of the months of February, May, August and November, in the period between February 15, 2024 and February 15, 2025, and monthly, as of March 15, 2025, inclusive, together with the principal amortization installments and on maturity or settlement of this Agreement, subject to the provisions of Clause Sixteen (Maturity on Holidays)."

TWO

RATIFICATION

The contracting parties hereby ratify all clauses and conditions of the AGREEMENT, insofar as they do not conflict with the provisions of this Amendment, while maintaining the guarantees agreed upon in said Agreement; this instrument shall not constitute a novation.

THREE

RECORD

The CLIENT undertakes to have this Amendment annotated in the margin of registration no. 1023824 at the 5th Registry of Deeds and Documents of the Judicial District of Rio de Janeiro/RJ, mentioned in the preamble to this instrument, with BNDES reserving the right to declare the AGREEMENT due and payable in advance should proof of such annotation not be presented to it within 60 (sixty) days from this date.

The parties and witnesses sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, §1 of Provisional Measure No. 2.200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10.543/2020, and consider, for all purposes, the date at the end of this Instrument as that of the legal formalization of this Amendment.

In witness whereof the parties sign this instrument, together with the undersigned witnesses.

Rio de Janeiro, March 08, 2024.

For BNDES:

/s/ Elisa Salomão Lage

ELISA SALOMÃO LAGE

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

For the CLIENT:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

WILSON, SONS OFFSHORE S/A

WITNESSES:

(signature)

(signature)